ISSUE 02
SEPTEMBER 2010

QUARTERLY JOURNAL OF ELECTROMAGNETIC INSPECTION TECHNOLOGY

The Profile *pulse*



this issue

New Website Proving Invaluable

Many will remember that Profile Technologies launched its new website in November of 2009. We at Profile felt it would be timely to provide an update on the benefits that the website has produced:

- We have received numerous positive comments from our current customers that the website has helped them further understand additional capabilities of our technologies and also has assisted them in educating their organizations on the benefits of our services.
- We have utilized our website to educate regulatory organizations on how our technologies work, the benefits they offer to industry and the ways that they can be used to satisfy regulatory requirements.
- Inspection companies that represent our technologies to industry have told us that the website is

... *Continued on page 3*

profile TECHNOLOGIES



EMW-I Field Trials inspecting hundreds of heat exchanger tubes

It has been yet another busy few months for Profile Technologies. We took part in many industry conferences and seminars this spring/summer. In April, Profile presented the EMW-C™ Wax fill monitoring tool to gas and oil pipeline operators from around the country at a NACE Seminar.

Profile is Making Waves

This was a great opportunity to introduce the technology to a specific targeted audience and reviews were positive. Next in June, the topic was again wax-fill monitoring for a group of gas pipeline operators from the corrosion committee of the AGA (American Gas Association) Spring Operations Conference. In addition to Profile's presentation, users of the technology gave presentations on their experiences with the implementation of EMW-C™ on their pipelines.

Not to be forgotten, the newest of Profile's Technologies, the EMW-I™ for internal inspection of pipelines, heat exchangers, and boiler tubes was introduced for the first time in a presentation to power and nuclear industry representatives at the EPRI (Electric Power Research Institute) Balance of Plant Heat Exchanger Symposium in Stevenson, Washington, this August. This was the industry's first look at the tool that we believe will shake up the inspection world in the near future. Initial field trials were conducted in July on several hundred heat exchanger tubes and, though not yet commercial, this technology has caught the interest of many in the industry. Profile is now collecting sample pipe and tubes from interested facilities, including power plants and refineries, and will be scheduling prototype trials with these and other facilities this fall.

EMW-C™ inspections for cased and wax-fill pipe has been busy these last few months with contract work in the West and Mid-West, performing cased pipeline inspections and wax-fill permanent installations and monitoring for various customers. Our wax-fill monitoring technology has been performing very well to provide detailed information to the customer about the volume and quality of the wax-fill process within the cased cavity (see previous issue of Profile Pulse for more detail about EMW-C™ Wax-Fill monitoring). As this service continues, recurring revenue will build as permanent connectors establish a return inspection schedule, typically on an annual basis.

International prospects have increased in the last few months which we credit to our new website (see adjacent sidebar). Profile has been requested to bid on contracts for insulated pipe inspection in Saudi Arabia, and we recently met with an inspection company from Malaysia with interest in licensing the EMW-C™ and EMW-I™ technologies in Southeast Asia. We are also scheduled to provide presentations and demonstration for wet insulation inspection in Canada next month.

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Profile is Making Waves

Continued from page 1

In the United States, Profile has made headway through "Lunch and Learn" presentations for potential clients including Chevron, Shell, and Aera Energy for inspection of both onshore and offshore insulated pipeline facilities. Meanwhile, our licensee is scheduling testing at refineries in the Houston area to gain approval for the EMW-C ™ as an accepted technology for inspection of corrosion under insulation in these facilities. Profile also continues to market to the North Slope of Alaska and we are currently scheduling to return for inspection work with BP and are planning demonstrations for their partner on the slope, ConocoPhillips.

Finally, in the month of June, an independent research report funded by the US Pipeline Hazardous Materials Safety Administration (PHMSA - a USDOT Agency) refers to Electromagnetic Wave Inspection as one of the "three most promising in-line technologies presently in use or being developed" for cased pipeline inspection. We think that's a great way to close this article. (You can read the entire Final Report on the PHMSA website at:

Click the link for "Final Report – Project 241.pdf

http://primis.phmsa.dot.gov/matrix/PrjHome.rdm?prj=241

Profile Well Received at Industry Workshop

NACE (National Association of Corrosion Engineers) held a seminar for gas and oil pipeline operators on June 29, 2010, in Houston with the purpose of providing the industry with current solutions for maintaining, inspecting and meeting all regulatory requirements associated with cased pipe. Profile Technologies was invited as a speaker at this event to present our technologies for cased pipe inspection and wax-fill monitoring.



Profile Wax-Fill Monitoring Permanent Connectors Installed on Customer Pipeline

The event was so popular with NACE members that it was double booked and NACE split the symposium into two completely packed sessions. Topics ranged from DOT's presentation on regulatory requirements to PG&E's description of their comprehensive cased pipe program.

Profile's presentation focused on our cased pipeline inspection technology as well as our ability to inspect and monitor these crossings during and after they are filled with corrosion inhibiting wax. The presentation was very well received in both sessions and several of the other presenters actually referred to the Profile EMW-C™ during their own presentations. Many great new contacts were made and several participants indicated that they would be utilizing our services in the future.

After the sessions, NACE surveyed the attendees in order to rate the presentations on contentment and applicability. Profile was notified that our presentation received the highest rating of any of those given at the conference. NACE also notified Profile that this symposium was one of the most popular that they had ever offered and that they, therefore, planned on holding multiple additional sessions throughout the United States. Understandably, they invited Profile to participate in all future sessions - an invitation that Profile has gladly accepted.

Along with the opportunity to expose the industry to our exciting technologies, these events allow targeted participants to hear about our capabilities and approach us with their specific needs in an environment where multiple options are presented. Through participation in these programs, we continue to obtain new customers, discover new applications and also gain confidence that electromagnetic wave inspection offers more benefits when compared to competing technologies.

What's Under Your Skin?



Corrosion Under Insulation (CUI)

Corrosion under insulation (CUI) is a serious problem that can impact most facilities that have jacketed, insulated piping or equipment. API (American Petroleum Institute) Standard #570 specifies the following areas as susceptible to CUI:

- Areas exposed to mist overspray from cooling water towers.
- Areas exposed to steam vents.
- Areas exposed to overflow systems.
- Areas subject to process spills, ingress of moisture, or acid vapors.
- Carbon steel piping systems, including those insulated for personnel protection, operating between 25° F and 250° F (-4° C and 120° C). CUI is particularly aggressive where operating temperatures cause frequent condensation and re-evaporation of atmospheric moisture.
- Carbon steel piping systems that normally operate in-service above 250 F (120 C) but are intermittent in service.
- Dead-legs and attachments that protrude from insulated piping and operate at a temperature different than the active line.
- Certain stainless steel piping systems that operate between 150° F and 400° F (60° C and 204° C). These systems are susceptible to chloride stress corrosion cracking.
- Vibrating piping systems that have a tendency to inflict damage to insulation jacketing providing a path for water ingress.
- Steam traced piping systems that may experience tracing leaks, especially at the tubing fittings beneath the insulation.
- Piping systems with deteriorated coatings and/or wrappings.
- Locations where insulation plugs have been removed to permit thickness measurements on insulated piping should receive particular attention.

Profile's EMW-C™ has been developed specifically to meet the inspection needs of these systems and has been demonstrated to inspect pipe diameters ranging from 2 inches up to 5 feet. In most cases, up to 400 feet of pipe can be inspected in a single 30 minute setup. It is the only long-range scanning technology that not only locates corrosion product, but also identifies wet areas where corrosion can develop.

According to API and NACE (National Association of Corrosion Engineers) standards, identifying wet areas is one of the first steps to prevention of CUI.



Website Effectivness

(continued from page 01)

... a powerful tool for introducing the technologies to their customers.

- Profile has received great feedback from the new potential customers we approach that the website is well organized and provides information on the technology that they find helpful and interesting.
- The website has been directly responsible for creating new opportunities, including a number of substantial, potential international projects.
- The website has helped our investors understand how our technology works and why we are so excited about breaking into the inspection markets throughout the world.

About Our Industry:

Cased pipeline inspection in the United States is regulated by the US Department of Transportation's Pipeline Safety and Hazardous Materials Administration (PHMSA) for *interstate* pipelines and individual state regulators for *intrastate* pipelines.

There are an estimated 10,000 natural gas and oil pipeline casings in the US that require initial inspections to be completed by December 2012. Each of these casings must be re-inspected a minimum of every 7 years for the life of the pipeline.



The foregoing newsletter contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and the regulations thereunder. Company statements that are not historical facts, including statements about the Company's expectations, beliefs and plans are examples of such forward-looking statements and involve various risks and uncertainties including equipment, technology, contract and other risks. For a more complete discussion of the risks that could affect the Company's business and finances and cause actual results to differ materially from management's expectations, plans, etc., please reference the Company's SEC filings.

Events We Will Be Attending ...

- **National Association of Corrosion Engineers - Cased Crossings Seminar**

  Profile Technologies Guest Speaker

  September 8, 2010

- **National Association of Corrosion Engineers - Corrosion Technology Week**

  Profile Technologies Paper and Presentation

  September 19-23, 2010 / Orlando, FL

- **National Association of Corrosion Engineers - Eastern Area Conference**

  Profile Technologies Guest Speaker

  October 12-15, 2010 / Alexandria, VA

profile TECHNOLOGIES

2 Park Ave, Suite 201
Manhasset, NY 11030
888.501.7117 ph
www.profiletech.net